UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2011

RESPONSE BIOMEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	91-1806877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 30, 2011, Response Biomedical Corporation, or the Company, issued a press release announcing that it had closed a previously announced rights offering. The press release is attached hereto as Exhibit 99.1.

The securities sold in the rights offering were offered (i) in Canada pursuant to a prospectus and in accordance with the rules and regulations of the Toronto Stock Exchange and provincial and Canadian federal securities law and in accordance with the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) afforded by Rule 903 of Regulation S thereunder and (ii) in the United States in accordance with the exemption from the registration requirements of the Securities Act afforded by Rule 506 of Regulation D thereunder to persons that were shareholders of the Company that were “accredited investors” as defined under U.S. securities laws.  The securities offered in the rights offering were not registered under the Securities Act or any state securities laws and were not offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws or in Canada absent a valid prospectus, or an applicable exemption from the prospectus requirements, under applicable provincial and territorial securities laws.

The information in this Item 8.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORPORATION

By:	/s/Anastasios Tsonis
Anastasios Tsonis Corporate Controller and Principal Accounting Officer

Date:  January 6, 2012